Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200355) pertaining to Fairmount Santrol Holdings Inc. of our report dated June 22, 2017, with respect to the financial statements of the Fairmount Santrol Retirement Savings Plan included in this Annual Report on Form 11-K for the fiscal years ended December 31, 2016 and 2015.

/s/ Meaden & Moore, Ltd.

Meaden & Moore, Ltd.

Cleveland, Ohio

June 22, 2017